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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4/A (No. 333-159338) of our report dated March 26, 2009 relating to the financial statements of Oglethorpe Power Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
June 8, 2009

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  EXHIBIT 23.1